Exhibit 99.(c)

Instruments Defining Rights of Shareholders:

ALGER CHINA-U.S. GROWTH FUND

AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST

Dated: September 13, 2012

ARTICLE 6

FUNDS AND SHARES

SECTION 6.1. Description of Funds and Shares.

(a) Shares: Funds: Series of Shares. The beneficial interest in the Trust shall be divided into Shares having a nominal or par value of one mill ($.001) per Share, of which an unlimited number may be issued. The Trustees shall have the power and authority (without any requirement of Shareholder approval) from time to time to establish and designate one or more separate, distinct and independent Funds, in addition to the Alger China-U.S. Growth Fund  established and designated by Section 6.2. hereof, into which the assets of the Trust shall be divided, to authorize a separate Series of Shares for each such additional Fund (each of which Series, including without limitation the Alger China-U.S. Growth Fund  Series authorized in Section 6.2. hereof, shall represent beneficial Interests only in the Fund with respect to which such Series was authorized), and to fix and determine as to the Shares of each such Series the rights of the holders as to redemption and the price, terms and manner of redemption, rights as to dividends and other distributions and on liquidation, sinking or purchase fund provisions, conversion rights, and conditions under which the Shareholders of such Series shall have separate voting rights or no voting rights. Each such Fund shall be a separate component of the assets of the Trust, and the holders of Shares of the Series representing the beneficial interests in that Fund shall be considered Shareholders of such Fund, but shall also be considered Shareholders of the Trust for purposes of receiving reports and notices and, except as otherwise provided herein or in the Certificate of Designation of a particular Fund as to such Fund, or as required by the 1940 Act or other applicable law, the right to vote, all without distinction by Series. Except as otherwise provided as to a particular Fund herein, or in the Certificate of Designation (as defined in subsection (c) of this Section 6.1.) therefor, the Trustees shall have all the rights and powers, and be subject to all the duties and obligations, with respect to each such Fund and the assets and affairs thereof as they have under this Declaration with respect to the Trust and the Trust Property in general.

(b) Classes of a Series. The Trustees may in their discretion, without a vote of Shareholders, classify or reclassify any unissued Shares of any Series, or any Shares of any Series previously issued and reacquired by the Trust (including in either case any Shares of the Alger China-U.S. Growth Fund established and designated by Section 6.2. hereof), whether or not the Shares of such Series had theretofore been divided into Classes, into any number of additional Classes of such Series. The different Classes of a Series shall represent interests in the Trust Property of that Series, and shall be identical, except that the Trustees may provide that (i) expenses related  directly or indirectly to the distribution of the Shares of a particular Class (as shall be determined by the Trustees) shall be borne solely by such Class, and (ii) Shares of the separate Classes may be subject to different sales charges, rights of redemption and the price, terms and manner of redemption, special and relative rights as to dividends and other distributions and on liquidation, and may be made convertible, either after the lapse of time or upon the occurrence of specific events, and either automatically or at the election of the holder thereof, into Shares of a different Class of the same Series.

(1) The Shares of the China - U.S. Growth Fund Series (the “Series”) are classified into and designated as “Class A Shares” and “Class C Shares,” of which an unlimited number may be issued. Shares of the Series outstanding on the date on which the amendments provided for herein become effective shall become and be designated Shares of Class A or Class C of the Series.

(2) The holders of Class A or Class C Shares of the Series shall be considered Shareholders of such Series, and shall have the relative rights and preferences set forth herein and in the Declaration of Trust with respect to Shares of the Series, and shall also be considered Shareholders of the Trust for all purposes (including, without limitation, for purposes of receiving reports and notices and the right to vote) and, for matters reserved to the Shareholders of one or more other Classes or Series by the Declaration of Trust or by any instrument establishing and designating a particular Class or Series, or as required by the 1940 Act or other applicable laws. The holders Class A Shares or Class C Shares of the Series shall be entitled to one vote per Share, and to a fraction of a vote proportional to each fractional Share held, on all matters on which Class A Shares or Class C Shares shall be entitled to vote, all as provided in the Declaration of Trust.

(3) The Class A Shares or Class C Shares of the Series shall be subject to such asset-based charges as may be imposed pursuant to a plan under Rule 12b-1 of the 1940 Act (a “Plan”) in effect for such Class, and/or to such service fees for the maintenance of shareholder accounts and personal services for such Class in such amounts as shall be determined by the Trustees from time to time, and the Shares of such Class may be issued and sold subject to such sales charges and/or contingent deferred sales charges, and upon such other terms, as may from time to time be determined by the Trustees and described in the Trust’s then current registration statement under the Securities Act of 1933 (the “Securities Act”).

(4) The Trustees from time to time in office shall have the authority at any time and from time to time to reallocate assets and expenses or to change the designation of the Class A Shares or Class C Shares of the Series, or otherwise to change the special and relative rights of such Class or the Series, provided, that no such change shall adversely affect the rights of holders of outstanding Shares of such Class or the Series.

(c) Establishment, etc. of Funds and Classes; Authorization of Shares. The establishment and designation of any Fund in addition to the Alger China-U.S. Growth Fund established and designated in Section 6.2. hereof, or of any Class or Classes of Shares of any Series, and the

authorization of the Shares thereof, shall be effective when a Majority of the Trustees (or an officer of the Trust pursuant to the vote of a Majority of the Trustees) shall have executed an instrument establishing and designating (i) such Fund and the Series (and Classes, if any) of Shares representing the beneficial interests therein, or (ii) the relative rights and preferences of such Class or Classes, as the case may be, and in either case the manner in which the same may be amended (a “Certificate of Designation”), which may provide that the number of Shares of any such Series or Class that may be issued is unlimited, or may limit the number issuable. At any time that there are outstanding (a) no Shares of a Series, including the Alger China-U.S. Growth Fund Series established and designated by Section 6.2. hereof, or (b) no shares of a particular Class previously established and designated for any Series, and no Shares of any other Class of such Series which are convertible into Shares of that Class, the Trustees may by an instrument executed by a Majority of the Trustees (or by an officer of the Trust pursuant to the vote of a Majority of the Trustees) terminate such Series and the Fund to which it pertains (in case (a)), or such Class (in case (b)), and the establishment and designation thereof and the authorization of its Shares (a “Certificate of Termination”). Each Certificate of Designation or Certificate of Termination, and any instrument amending a Certificate of Designation, shall have the status of an amendment to this Declaration of Trust, and shall be filed as provided in Section 9.4. hereof, but such filing shall not be a prerequisite to the effectiveness thereof.

(d) Consideration for Shares. The Trustees may issue Shares of any Series for such consideration (which may include property subject to, or acquired in connection with the assumption of, liabilities) and on such terms as they may determine (or for no consideration if pursuant to a Share dividend or split-up), all without action or approval of the Shareholders. All Shares when so issued on the terms determined by the Trustees shall be fully paid and non-assessable (but may be subject to mandatory contribution back to the Trust as provided in Section 6.2.(h) hereof).

(e) Reclassifications. The Trustees may in their discretion, without any vote of Shareholders, classify or reclassify any unissued Shares of a Series or Class, or any Shares of any Series or Class previously issued and thereafter reacquired by the Trust, into Shares of one or more other Series or Classes that may be established and designated from time to time.

SECTION 6.2. Establishment and Designation of the Alger China-U.S. Growth Fund and of the Shares Thereof: General Provisions for All Funds. Without limiting the authority of the Trustees set forth in Section 6.1.(a) hereof to establish and designate further Funds, there is hereby established and designated “Alger China-U,S, Growth Fund” (the “Initial Fund”) and the Shares thereof, of which an unlimited number may be issued, and which shall be known as “Alger China-U.S. Growth Fund Series”. The Shares of the Alger China-U.S. Growth Fund, and the Shares representing the beneficial interest in any further Funds that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Fund at the time of establishing and designating the same) have the following relative rights and preferences:

(a) Assets Belonging to Funds. Any portion of the Trust Property allocated to a particular Fund, and all consideration received by the Trust for the issue or sale of Shares of such Fund, together with all assets in which such consideration is invested or reinvested, all interest, dividends, income, earnings, profits and gains therefrom, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held by the Trustees in trust for the benefit of the holders of Shares of that Fund and shall irrevocably belong to that Fund for all purposes, and shall be so recorded upon the books of account of the Trust, and the Shareholders of such Fund shall not have, and shall be conclusively deemed to have waived, any claims to the assets of any Fund of which they are not Shareholders. Such consideration, assets, interest, dividends, income, earnings, profits, gains and proceeds, together with any General Items allocated to that Fund as provided in the following sentence, are herein referred to collectively as “Fund Assets” of such Fund, and as assets “belonging to” that Fund. If there shall be any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Fund (collectively “General Items”), the Trustees shall allocate such General Items to and among anyone or more of the Funds established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable; and any General Items so allocated to a particular Fund shall belong to and be part of the Fund Assets of that Fund. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Funds for all purposes.

(b) Liabilities of Funds. The assets belonging to each particular Fund shall be charged with the liabilities in respect of that Fund and all expenses, costs, charges and reserves attributable to that Fund, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as pertaining to any particular Fund shall be allocated and charged by the Trustees to and among anyone or more of the Funds established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. The indebtedness, expenses, costs, charges and reserves allocated and so charged to a particular Fund are herein referred to as “liabilities of” that Fund. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Funds for all purposes. Any creditor of any Fund may look only to the assets of that Fund to satisfy such creditor’s debt, and the creditors of a particular Class of a Fund may look only to the share of that Class in the assets of the Fund to which it pertains to satisfy their claims.

(c) Dividends. Dividends and distributions on Shares of a particular Series may be paid with such frequency as the Trustees may determine, which may be daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, to the Shareholders of that Series, from such of the income, accrued or realized, and capital gains, realized or unrealized, and out of the assets belonging to the Fund to which such Series pertains, as the Trustees may determine, after providing for actual, and accrued liabilities of that Fund. All dividends and distributions on Shares of a Series without separate Classes shall be distributed pro rata to the holders of Shares of that Series in proportion to the number of such Shares held by such holders at the date and time of record established for the payment of such dividends or distributions. Dividends and distributions on the Shares of a Fund having separate Classes of Shares shall be in such amount as may be declared from time to time by the Trustees, and such dividends and distributions may vary as between such Classes to reflect differing allocations among such Classes of the liabilities, expenses, costs, charges and reserves of such Fund, and any resultant differences between the net asset value of such several Classes, to such extent and for such purposes as the Trustees may deem appropriate, but dividends and distributions on the Shares of a particular Class shall be distributed pro rata to the Shareholders of that Class in proportion to the number of such Shares held by such holders at the date and time of record established for the payment of such dividends and distributions. Notwithstanding the last two preceding sentences, the Trustees may determine, in connection with any dividend or distribution program or procedure, that no dividend or distribution shall be payable on Shares as to which the Shareholder’s purchase order and/or payment have not been received by the time or times established by the Trustees under such program or procedure, or that dividends or distributions shall be payable on Shares which have been tendered by the holder thereof for redemption or repurchase, but the redemption or repurchase proceeds of which have not yet been paid to such Shareholder. Dividends and distributions on the Shares of a Series may be made in cash or Shares of any Class of that Series or a combination thereof as determined by the Trustees, or pursuant to any program that the Trustees may have in effect at the time for the election by each Shareholder of the mode of the making of such dividend or distribution to that Shareholder. Any such dividend or distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with subsection (h) of this Section 6.2.

(d) Liquidation.  In the event of the liquidation or dissolution of the Trust, the Shareholders of each Fund of which Shares are outstanding shall be entitled to receive, when and as declared by the Trustees, the excess of the Fund Assets over the liabilities of such Fund. The assets so distributable to the Shareholders of any particular Series without separate Classes of Shares shall be distributed among such Shareholders in proportion to the number of Shares of that Series held by them and recorded on the books of the Trust. The assets so distributable to the Shareholders of any Fund having separate Classes of Shares shall be allocated among such Classes in proportion to the respective aggregate net asset value of the outstanding Shares thereof, and shall be distributed to the Shareholders of each such Class in proportion to the number of Shares of that Class held by them and recorded on the books of the Trust. The liquidation of any Fund, or any Class of any Fund, may be authorized by vote of a Majority of the Trustees.

(e) Voting. The Shareholders shall have the voting rights set forth or determined under Article 7 hereof.

(f) Redemption by Shareholder. Each holder of Shares of a particular Series or Class shall have the right at such times as may be permitted by the Trust, but no less frequently than once each week, to require the Trust to redeem all or any part of such Shares at a redemption price equal to the net asset value per Share of that Series or Class next determined in accordance with subsection (h) of this Section 6.2. after the Shares are properly tendered for redemption; provided, that the Trustees may from time to time, in their discretion, determine and impose a fee for such redemption, and the proceeds of the redemption of Shares (including a fractional Share) of any Series or Class shall be reduced by the amount of any applicable contingent deferred sales charge payable on such redemption pursuant to the terms of the initial issuance of the Shares of-such Series or Class (to the extent consistent with the 1940 Act or regulations or exemptions thereunder). The redemption price of Shares redeemed under this subsection (f) shall be paid in cash; provided, that if the Trustees determine, which determination shall be conclusive, that conditions exist with respect to any Series or Shares, or one or more Classes of any Series, which make payment wholly in cash unwise or undesirable, the Trust may make payment wholly or partly in Securities or other assets belonging to the Fund to which such Series or Class pertains, at the value of such Securities or assets used in such determination of net asset value. Notwithstanding the foregoing, the Trust may postpone payment of the redemption price and may suspend the right of the holders of Shares of any Series or Class to require the Trust to redeem such Shares during any period or at any time when and to the extent permissible under the 1940 Act.

(g) Redemption at the Option of the Trust. Each Share of any Fund shall be subject to redemption at the option of the Trust at the redemption price which would be applicable if such Share were then being redeemed by the Shareholder pursuant to subsection (f) of this Section 6.2.: (i) at any time, if the Trustees determine in their sale discretion that failure to so redeem may have materially adverse consequences to the holders of the Shares of the Trust or of any Fund, or (ii) upon such other conditions with respect to maintenance of Shareholder accounts of a minimum amount as may from time to time be determined by the Trustees and set forth in the then current Prospectus of such Fund. Upon such redemption the holders of the Shares so redeemed shall have no further right with respect thereto other than to receive payment of such redemption price.

(h) Net Asset Value. Subject to the provisions of the two sentences immediately following, the net asset value per Share of any Series without Classes, or of any Class of a Series having separate Classes, at any time shall be the quotient obtained by dividing the value of the net assets of the Fund to which such Series or Class pertains, at such time (being the current value of the assets belonging to such Fund, or the share of such Class therein, less the then existing liabilities or such Fund, or the share of such Class in such liabilities) by the total number of Shares of that Series or Class then outstanding, all determined in accordance with the methods and procedures, including without limitation those with respect to rounding, established by the Trustees from time to time. The aggregate net asset value of the several Classes of a Fund having separate Classes of Shares shall be separately computed, and may vary from one another. The Trustees shall establish procedures for the allocation of investment income or capital gains and expenses and liabilities of a Fund having separate Classes of Shares among the several Classes of such Fund, in order to reflect the varying net asset values of, and the liabilities and expenses attributable to, such Classes. The Trustees may determine to maintain the net asset value per Share of any Fund at a designated constant dollar amount and in connection therewith may adopt procedures not inconsistent with the 1940 Act for the continuing declaration of income attributable to that Fund as dividends payable in additional Shares of that Fund at the designated constant dollar amount and for the handling of any losses attributable to that Fund. Such procedures may provide that in the event of any loss each Shareholder shall be deemed to have contributed to the shares of beneficial interest account of that Fund his pro rata portion of the total number of Shares required to be canceled in order to permit the net asset value per Share of that Fund to be maintained, after reflecting such loss, at the designated constant dollar amount. Each Shareholder of the Trust shall be deemed to have expressly agreed, by investing in any Fund with respect to which the Trustees shall have adopted any such procedure, to make the contribution referred to in the preceding sentence in the event of any such loss.

(i) Transfer. All Shares of the Trust shall be transferable, but transfers of Shares of a particular Fund will be recorded on the Share transfer records of the Trust applicable to that Fund only at such times as Shareholders shall have the right to require the Trust to redeem Shares of that Fund and at such other times as may be permitted by the Trustees.

(j) Equality. All Shares of each Series without Classes shall represent an equal proportionate interest in the assets belonging to the Fund to which such Series pertains (subject to the liabilities of that Fund), and each Share of any such Fund shall be equal to each other Share thereof. All Shares of each Class of Shares of any Series having separate Classes of Shares shall represent an equal proportionate interest in the share of such Class in the assets belonging to the Fund to which such Series pertains, subject to a like share of the liabilities of such Fund, adjusted for any liabilities specifically allocable to that Class, and each Share of any such Class shall be equal to each other Share thereof; but the interests represented by the Shares of the different Classes of a Series having separate Classes of Shares shall reflect any distinctions among the several Classes of such Series existing under this Section 6.2. or Section 7.1. hereof, or under the Certificate of Designation for the Fund to which such Series pertains. The Trustees may from time to time divide or combine the Shares of any Series, or any Class of any Series, into a greater or lesser number of Shares of that Series or Class without thereby changing the proportionate beneficial interest in the assets belonging to the Fund to which such Series pertains, or in any way affecting the rights of the holders of Shares of any other Series or Class.

(k) Rights of Fractional Shares. Any fractional Share of any Series or Class of Shares shall carry proportionately all the rights and obligations of a whole Share of that Series or Class, including rights and obligations with respect to voting, receipt of dividends and distributions, redemption of Shares, and liquidation of the Trust or of the Fund to which they pertain.

(l) Conversion Rights. Subject to compliance with the requirements of the 1940 Act, the Trustees shall have the authority to provide that holders of Shares of any Series shall have the right to convert said Shares into Shares of one or more other Series in accordance with such requirements and procedures as the Trustees may establish.

SECTION 6.3. Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust or of a Transfer Agent or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series and Class that has been authorized. Certificates evidencing the ownership of Shares need not be issued except as the Trustees may otherwise determine from time to time, and the Trustees shall have power to call outstanding Share certificates and to replace them with book entries. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the use of facsimile signatures, the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any Transfer Agent or similar agent, as the case may be, shall be conclusive as to who are the Shareholders and as to the number of Shares of each Series and/or Class held from time to time by each such Shareholder.

The holders of Shares of each Series and Class shall upon demand disclose to the Trustees in writing such information with respect to their direct and indirect ownership of Shares of such Series or Class as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code, or to comply with the requirements of any other authority.

SECTION 6.4. Investments in the Trust. The Trustees may accept investments in any Fund of the Trust from such Persons and on such terms and for such consideration, not inconsistent with the provisions of the 1940 Act, as they from time to time authorize. The Trustees may authorize any Distributor, Principal Underwriter, Custodian, Transfer Agent or other Person to accept orders for the purchase of Shares that conform to such authorized terms and to reject any purchase orders for Shares, whether or not conforming to such authorized terms.

SECTION 6.5. No Pre-emptive Rights. No Shareholder, by virtue of holding Shares of any Series or Class, shall have any preemptive or other right to subscribe to any additional Shares of that Series or Class, or to any shares of any other Series or Class, or any other Securities issued by the Trust.

SECTION 6.6. Status of Shares. Every Shareholder, by virtue of having become a Shareholder, shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. Shares shall be deemed to be personal property, giving only the rights provided herein. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the Trust or any Fund, nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Declaration.

ARTICLE 7

SHAREHOLDERS’ VOTING POWERS AND MEETINGS

SECTION 7.1. Voting Powers. The Shareholders shall have power to vote only (i) for the election or removal of Trustees as provided in Sections 4.1.(c) and (e) hereof, (ii) with respect to the approval or termination in accordance with the 1940 Act of any contract with a Contracting Party as provided in Section 5.2. hereof as to which Shareholder approval is required by the 1940 Act, (iii) with respect to any reorganization of the Trust or any Fund to the extent and as  provided in Section 9.2. hereof; reorganization of the (iv) with respect to any amendment of this Declaration to the extent and as provided in Section 9.3. hereof, (v) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or any Fund, or the Shareholders of any of them (provided, that no Shareholder shall be entitled to maintain a derivative or class action only on behalf of a Fund (or the Shareholders thereof) of which he or she is the record owner of outstanding Shares), and (vi) with respect to such additional matters relating to the Trust as may be required by the 1940 Act, this Declaration of Trust, the By-Laws or any registration of the Trust with the Commission (or any successor agency) or any State, or as the Trustees may consider necessary or desirable. If and to the extent that the Trustees shall determine that such action is required by law or by this Declaration, they shall cause each matter required or permitted to be voted upon at a meeting or by written consent of Shareholders to be submitted to a separate vote of the outstanding Shares of each Fund entitled to vote thereon; provided, that (i) when expressly required by the 1940 Act or other law, actions of Shareholders shall be taken by Single Class Voting of all outstanding Shares of each Series and Class whose holders are entitled to vote thereon, and (ii) when the Trustees determine that any matter to be submitted to a vote of Shareholders affects only the rights or interests of Shareholders of one or more but not all Funds, or of one or more but not all Classes of a single Fund (including without limitation any distribution plan pursuant to Rule 12b-l under the 1940 Act applicable to any such Fund or Class), then only the Shareholders of the Funds or Classes so affected shall be entitled to vote thereon. Without limiting the generality of the foregoing, and except as required by the 1940 Act or other law, the Shareholders of each Class shall have exclusive voting rights with respect to the provisions of any distribution plan adopted by the Trustees pursuant to Rule 12b-1 under the 1940 Act (a “Plan”) applicable to such Class.

SECTION 7.2. Number of Votes and Manner of Voting; Proxies. On each matter submitted to a vote of the Shareholders, each holder of Shares of any Series shall be entitled to a number of votes equal to the number of Shares of such Series standing in such Shareholder’s name on the books of the Trust. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two (2) or more Persons shall be valid if executed by anyone of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration or the By-Laws to be taken by Shareholders.

SECTION 7.3. Meetings. Meetings of Shareholders may be called by the Trustees from time to time for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders as herein provided, or upon any other matter deemed by the Trustees to be necessary or desirable. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by mailing such notice at least seven (7) days before such meeting, postage prepaid, stating the time, place and purpose of the meeting, to each Shareholder at the Shareholder’s address as it appears on the records of the Trust. The Trustees shall promptly call and give notice of a meeting of Shareholders for the purpose of voting upon removal of any Trustee of the Trust when requested to do so in writing by Shareholders holding not less than ten percent (10%) of the Shares then outstanding. If the Trustees shall fail to call or give notice of any meeting of Shareholders for a period of thirty (30) days after written application by Shareholders holding at least ten percent (10%) of the Shares then outstanding requesting that a meeting be called for any other purpose requiring action by the Shareholders as provided herein or in the By-Laws, then Shareholders holding at least ten percent (10%) of the Shares then outstanding may call and give notice of such meeting, and thereupon the meeting shall be held in the manner provided for herein in case of call thereof by the Trustees.

SECTION 7.4. Record Dates. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to participate in any dividend or distribution, or for the purpose of any other action, the Trustees may fix a date and time not more than sixty (60) days prior to the date of any meeting of Shareholders or other action as the date and time of record for the determination of Shareholders entitled to vote at such meeting or any adjournment thereof or to be treated as Shareholders of record for purposes of such other action, and any Shareholder who was a Shareholder at the date and time so fixed shall be entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action, even though he has since that date and time disposed of his Shares, and no Shareholder becoming such after that date and time shall be so entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action.

SECTION 7.5. Quorum and Required Vote. A majority of the Shares entitled to vote on a matter shall be a quorum for the transaction of business with respect to such matter at a Shareholders’ meeting, but any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held within a reasonable time after the date set for the original meeting without the necessity of further notice. A Majority Shareholder Vote at a meeting of which a quorum is present shall decide any question, except when a different vote is required or permitted by any provision of the 1940 Act or other applicable law or by this Declaration or the By-Laws, or when the Trustees shall in their discretion require a larger vote or the vote of a majority or larger fraction of the Shares of one or more particular Series or Classes.

SECTION 7.6. Action by Written Consent. Subject to the provisions of the 1940 Act and other applicable law, any action taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof or of the Shares of any particular Series as shall be required by the 1940 Act or by any express provision of this Declaration or the By-Laws or as shall be permitted by the Trustees) consent to the action in writing and if the writings in which such consent is given are filed with the records of the meetings of Shareholders, to the same extent and for the same period as proxies given in connection with a Shareholders’ meeting. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

SECTION 7.7. Inspection of Records. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted stockholders of a Massachusetts business corporation under the Massachusetts Business Corporation Act.

SECTION 7.8. Additional Provisions. The By-Laws may include further provisions for Shareholders’ votes and meetings and related matters not inconsistent with the provisions hereof.

SECTION 7.9. Derivative Actions. A Shareholder may bring a derivative action on behalf of the Trust only if the Shareholder first makes a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such action is excused. A demand on the Trustees shall only be excused if a Majority of the Trustees, or a majority of any committee established to consider such action, has a personal financial interest in the action at issue. A Trustee shall not be deemed to have a personal financial interest in an action or otherwise be disqualified from ruling on a Shareholder demand by virtue of the fact that such Trustee receives remuneration from his service on the Board of Trustees of the Trust or on the Board of Trustees or Directors of one or more investment companies with the same or an affiliated investment advisor or underwriter. A derivative action commenced after rejection of a demand by the Trustees shall be dismissed by the court on motion by the Trust if the court finds that a Majority of the Trustees, or a majority of any committee established to consider such action which does not have a personal interest in the action at issue, has determined in good faith after conducting a reasonable inquiry upon which its conclusions are based that the maintenance of the derivative action is not in the best interests of the Trust.

THE CHINA-U.S. GROWTH FUND

Amended and Restated

By-Laws

These Articles are the Amended and Restated By-Laws  (“By-Laws”) of THE CHINA-U.S.  GROWTH FUND, a trust with transferable  shares established under the laws  of  The  Commonwealth  of  Massachusetts  (the  “TRUST”),  pursuant  to an Agreement and  Declaration of The Trust (the  “DECLARATION”)  made the 14 day of February,  2003,  and filed in the office of the Secretary of the  Commonwealth. These By-Laws have been amended by the Trustees at a meeting held on December 7, 2004, pursuant to the authority granted by Section 3.1 of the Declaration.

All words and terms  capitalized  in these  By-Laws, unless otherwise  defined herein, shall have the same meanings as they have in the Declaration.

ARTICLE 1

SHAREHOLDERS AND SHAREHOLDERS’ MEETINGS

SECTION 1.1. MEETINGS. A meeting of the Shareholders of the Trust shall be held  whenever  called by the Trustees and whenever  election of a Trustee or Trustees by Shareholders is required by the provisions of the 1940 Act. Meetings of  Shareholders  shall also be called by the Trustees when requested in writing by  Shareholders  holding  at  least  ten  percent  (10%)  of  the  Shares  then outstanding  for the purpose of voting upon  removal of any  Trustee,  or if the Trustees  shall fail to call or give notice of any such meeting of  Shareholders for a period of thirty  (30) days  after  such  application,  then  Shareholders holding at least ten percent (10%) of the Shares then  outstanding  may call and give notice of such meeting.  Notice of Shareholders’ meetings shall be given as provided in the Declaration.

SECTION  1.2.  PRESIDING  OFFICER; SECRETARY.   The   Chairman  of  the  Trustees, or in his absence the Vice Chairman or Chairmen, if any, in the order  of their  seniority or as the Trustees shall  otherwise  determine,  and in the  absence of the Chairman and all Vice  Chairmen,  if any, the  President,  shall  preside at each  Shareholders’  meeting as chairman of the  meeting,  or in the  absence of the  Chairman,  all Vice  Chairmen and the  President,  the Trustees  present at the  meeting  shall  elect one of their  number as  chairman  of the  meeting.

Unless otherwise  provided for by the Trustees,  the Secretary of the  Trust shall be the secretary of all meetings of  Shareholders  and shall record  the minutes thereof.

SECTION 1.3. AUTHORITY OF CHAIRMAN OF MEETING TO INTERPRET DECLARATION  AND BY-LAWS. At any Shareholders’  meeting the chairman of the meeting shall be  empowered to determine the construction or interpretation of the Declaration or  these By-Laws, or any part thereof or hereof, and his ruling shall be final.

SECTION 1.4. VOTING; QUORUM.  At each meeting of Shareholders,  except  as  otherwise  provided by the  Declaration,  every  holder of record of Shares  entitled  to vote shall be entitled to a number of votes equal to the number of  Shares standing in his name on the Share register of the Trust.  Shareholders  may vote by proxy  and the form of any such  proxy  may be prescribed  from  time to time by the  Trustees.  A  quorum  shall  exist if the holders of a majority of the  outstanding  Shares of the Trust  entitled to vote without  regard to Series  are  present  in person or by proxy,  but any  lesser number  shall  be  sufficient   for   adjournments.   At  all  meetings  of  the Shareholders,  votes  shall be taken by  ballot  for all  matters  which  may be binding upon the Trustees  pursuant to SECTION 7.1 of the Declaration.  On other matters,  votes of  Shareholders  need not be taken by ballot  unless  otherwise provided for by the Declaration  or by vote of the Trustees,  or as required by the 1940 Act,  but the chairman of the meeting may in his  discretion  authorize any matter to be voted upon by ballot.

SECTION 1.5. INSPECTORS.  At any meeting of Shareholders,  the chairman  of the meeting may appoint one or more  Inspectors  of Election or Balloting to  supervise the voting at such meeting or any adjournment  thereof. If Inspectors  are not so  appointed,  the  chairman of the meeting may, and on the request of  any Shareholder present or represented and entitled to vote shall,  appoint one  or more Inspectors for such purpose.  Each Inspector,  before entering upon the  discharge of his duties,  shall take and sign an oath faithfully to execute the  duties of  Inspector  of  Election  or  Balloting,  as the case may be, at such  meeting with strict  impartiality and according to the best of his ability.  If  appointed,  Inspectors  shall take  charge of the polls  and,  when the vote is  completed, shall make a certificate of the result of the vote taken and of such  other facts as may be required by law.

SECTION 1.6. SHAREHOLDERS’ ACTION IN WRITING.  Nothing in this ARTICLE  1 shall  limit the power of the  Shareholders  to take any  action by means of  written  instruments  without a meeting,  as  permitted  by SECTION  7.6 of the  Declaration.